UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

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In light of the recent ISS report on the Company’s responsiveness to low Say on Pay and Director votes, the Board of Directors take exception to the conclusions made and wishes to set the record straight and hopes to receive a revised recommendation in support of the Board and Say on Pay.  It is important for stockholders to pay attention to details of disclosures in this year’s proxy statement regarding executive compensation.

To restate what was written in the proxy statement, in 2023, as part of the Company’s ongoing investor relations program, the Company’s management sought further direct feedback regarding ongoing executive compensation matters and reasons for the low support on Say on Pay and Director votes in 2023 and prior years. Approximately 30% of stockholder base was reached as part of this program. In addition, the Company sought feedback from stockholder advisory groups in the same period. The consensus conclusion was that more disclosure on incentive compensation targets and achievement was needed and that had the largest impact on support from stockholders. Again, based on direct shareholder feedback, as well as the analysis made by ISS, there doesn’t appear to be any misalignment in executive pay practices, but lack of past disclosure may have led stockholders to conclude differently.

Management and the Compensation Committee of the Board of Directors took this feedback seriously and took actions regarding the concerns with clarity on executive compensation programs and we have included additional disclosures in this year’s proxy statement.   Further, based on our discussions with shareholders, there didn’t seem to be any issues with any individual directors, particularly the Compensation Committee chairman and its members.  The Board believes shareholder concerns were remedied with this year’s responsive disclosures in the proxy statement.  In fact, Glass Lewis recently recommended to vote “For” Say on Pay due to the responsiveness of the Board and additional disclosures and also gave TWI an “A” grade on pay for performance further demonstrating that the structure of our pay programs has not been a concern.

Therefore, we continue to urge stockholders to vote in favor of each of our directors and say on pay.  We always appreciate our stockholders’ views and ongoing support.